Exhibit 10.1

Execution Version

PURCHASE AND REDEMPTION AGREEMENT

by and among

CORE & MAIN, INC.,

CORE & MAIN HOLDINGS, LP,

CD&R FUND X ADVISOR WATERWORKS B, L.P.,

CD&R FUND X WATERWORKS B1, L.P.,

CD&R FUND X-A WATERWORKS B, L.P. AND

CD&R WATERWORKS HOLDINGS, LLC

Dated as of September 13, 2023

Table of Contents

		Page

ARTICLE I
	Redemption of Partnership Interests; Transfer, Sale and Purchase of Shares

Section 1.1	Redemption of Partnership Interests	2
Section 1.2	Transfer of Class B Shares	2
Section 1.3	Sale and Purchase of Class A Shares	3
Section 1.4	Closing	3

ARTICLE II
	Representations and Warranties of the Selling Stockholders

Section 2.1	Status	4
Section 2.2	Authorization and Authority	4
Section 2.3	Non-Contravention	4
Section 2.4	Title to Shares and Partnership Interests	5
Section 2.5	Litigation	5
Section 2.6	Finders’ Fees	5
Section 2.7	Advisors	5
Section 2.8	Information and Risk	5
Section 2.9	No Additional Representations	6

ARTICLE III
	Representations and Warranties of the Company and Holdings

Section 3.1	Status	6
Section 3.2	Authorization and Authority	6
Section 3.3	Non-Contravention	7
Section 3.4	Litigation	7
Section 3.5	Finders’ Fees	7
Section 3.6	No Additional Representations	7

ARTICLE IV
Conditions Precedent

Section 4.1	Conditions to Obligations of the Company, Holdings and the Selling Stockholders	7
Section 4.2	Conditions to Obligations of the Company and Holdings	8
Section 4.3	Conditions to Obligations of the Selling Stockholders	8

ARTICLE V
Termination

Section 5.1	Termination	9
Section 5.2	Effect of Termination	9

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ii

PURCHASE AND REDEMPTION AGREEMENT

This PURCHASE AND REDEMPTION AGREEMENT, dated as of September 13, 2023 (this “Agreement”), is made by and among Core & Main, Inc., a Delaware corporation (the “Company”), Core & Main Holdings, LP, a Delaware limited partnership (“Holdings”), CD&R Fund X Advisor Waterworks B, L.P., a Cayman Islands exempted limited partnership (“Fund X Advisor”), CD&R Fund X Waterworks B1, L.P., a Cayman Islands exempted limited partnership (“Fund X Waterworks B1”), CD&R Fund X-A Waterworks B, L.P., a Cayman Islands exempted limited partnership (“Fund X-A,” and collectively with Fund X Advisor and Fund X Waterworks B1, the “Class A Selling Stockholders”) and CD&R Waterworks Holdings, LLC, a Delaware limited liability company (the “Paired Interest Selling Stockholder,” and collectively with the Class A Selling Stockholders, the “Selling Stockholders”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 6.1.

R E C I T A L S:

WHEREAS, concurrently with the Closing (as defined below), the Selling Stockholders intend to sell in an underwritten registered offering either (i) up to 17,999,999 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock,” and such offering, “Offering Scenario A”) or (ii) 18,000,000 or more shares of Class A Common Stock (“Offering Scenario B”);

WHEREAS, as of the date hereof (with respect to clauses (i)-(iv) below) and as of September 1, 2023 (with respect to clause (v) below), (i) Fund X Advisor is the record and beneficial owner of 463,876 issued and outstanding shares of Class A Common Stock, (ii) Fund X Waterworks B1 is the record and beneficial owner of 69,430,066 issued and outstanding shares of Class A Common Stock, (iii) Fund X-A is the record and beneficial owner of 6,246,751 issued and outstanding shares of Class A Common Stock, (iv) the Paired Interest Selling Stockholder is the record and beneficial owner of 45,656,051 issued and outstanding shares of the Company’s Class B common stock, par value $0.01 per share (“Class B Common Stock”), and a corresponding number of limited partner interests of Holdings (“Partnership Interests”), and (v) the Company is the record and beneficial owner of 169,304,578 Partnership Interests;

WHEREAS, Holdings wishes to redeem (i) either (a) 3,125,728 Partnership Interests held by the Company in connection with Offering Scenario A or (b) 3,750,873 Partnership Interests held by the Company in connection with Offering Scenario B (in each case, the “Company Partnership Interests”) and (ii) (a) 1,874,272 Partnership Interests held by the Paired Interest Selling Stockholder in connection with Offering Scenario A or (b) 2,249,127 Partnership Interests held by the Paired Interest Selling Stockholder in connection with Offering Scenario B (in each case, the “Selling Stockholder Partnership Interests”), for a price per Partnership Interest equal to the same price per share paid by the underwriter(s) to the Selling Stockholders in Offering Scenario A or Offering Scenario B, as applicable (the “Per Partnership Interest Price”), in an aggregate amount equal to (x) 5,000,000 times the Per Partnership Interest Price in connection with Offering Scenario A or (y) 6,000,000 times the Per Partnership Interest Price in connection with Offering Scenario B (in each case, the “Redemption Amount”), subject to the terms and conditions set forth herein (in each case, collectively, such redeemed Company Partnership Interests and Selling Stockholder Partnership Interests, the “Redeemed Partnership Interests” and such redemptions, the “Redemption”);

WHEREAS, concurrent with the Redemption, the Paired Interest Selling Stockholder wishes, for no additional consideration, to convey, assign and transfer to the Company, and the Company wishes, for no additional consideration, to acquire and accept from the Paired Interest Selling Stockholder, a number of shares of Class B Common Stock equal to the number of Selling Stockholder Partnership Interests, subject to the terms and conditions set forth herein (such shares of Class B Common Stock, the “Transferred Class B Shares”);

WHEREAS, subject to, and immediately following, the Redemption, Fund X Advisor, Fund X Waterworks B1 and Fund X-A wish to sell, convey, assign and transfer to the Company, and the Company wishes to purchase, acquire and accept from such Class A Selling Stockholders, on the terms and conditions set forth in this Agreement, either (i) 19,043, 2,850,243 and 256,442 shares of Class A Common Stock, respectively, in each case for a price per share equal to the same price per share paid by the underwriter(s) to the Selling Stockholders in connection with Offering Scenario A or (ii) 22,852, 3,420,291 and 307,730 shares of Class A Common Stock, respectively, in each case for a price per share equal to the same price per share paid by the underwriter(s) to the Selling Stockholders in connection with Offering Scenario B (in each case, the “Per Share Price”) in an aggregate amount equal to (a) 3,125,728 times the Per Share Price in connection with Offering Scenario A or (b) 3,750,873 times the Per Share Price in connection with Offering Scenario B (in each case, the “Purchase Amount”), subject to the terms and conditions set forth herein (in each case, collectively, such shares of Class A Common Stock, the “Purchased Class A Shares”); and

WHEREAS, each of the Selling Stockholders, the Audit Committee of the board of directors of the Company (the “Audit Committee”) and the general partner of Holdings have duly approved the form of this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

Redemption of Partnership Interests; Transfer, Sale and Purchase of Shares

Section 1.1    Redemption of Partnership Interests. Subject to the terms and conditions hereof, at the Closing, the Company and the Paired Interest Selling Stockholder shall convey, assign, transfer and deliver to Holdings, and Holdings shall acquire and accept from each of the Company and the Paired Interest Selling Stockholder, free and clear of all Liens (other than any Liens under applicable securities Laws), the Company Partnership Interests and the Selling Stockholder Partnership Interests, respectively, at the Per Partnership Interest Price for an aggregate amount in cash equal to the Redemption Amount.

Section 1.2    Transfer of Class B Shares. Subject to the terms and conditions hereof, and concurrent with the Redemption, at the Closing, the Paired Interest Selling Stockholder shall convey, assign and transfer the Transferred Class B Shares to the Company, and the Company shall acquire and accept from the Paired Interest Selling Stockholder, free and clear of all Liens (other than any Liens under applicable securities Laws), the Transferred Class B Shares for no additional consideration.

Section 1.3    Sale and Purchase of Purchased Class A Shares. Subject to the terms and conditions hereof, and subject to, and immediately following, the Redemption, at the Closing, the Class A Selling Stockholders shall sell, convey, assign and transfer the Purchased Class A Shares to the Company, and the Company shall purchase, acquire and accept from the Class A Selling Stockholders, free and clear of all Liens (other than any Liens under applicable securities Laws), the Purchased Class A Shares at the Per Share Price for an aggregate amount in cash equal to the Purchase Amount.

Section 1.4    Closing.

(a)    Closing Date. The closing of (i) the Redemption, (ii) the transfer of the Transferred Class B Shares and (iii) the sale and purchase of the Purchased Class A Shares (the “Closing”) shall take place at the offices of Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, New York 10001, at 10:00 a.m. on the date that is two (2) Business Days after the conditions set forth in Article IV have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the Company, Holdings and the Selling Stockholders. The date on which the Closing actually occurs is referred to hereinafter as the “Closing Date”.

(b)    Closing Deliverables. At the Closing:

(1)     the Company and the Paired Interest Selling Stockholder shall convey, assign, transfer and deliver to Holdings, free and clear of any Liens (other than any Liens under applicable securities Laws), the Redeemed Partnership Interests, and Holdings shall pay to the Company and the Paired Interest Selling Stockholder, by wire transfer of immediately available funds to accounts designated by each of the Company and the Paired Interest Selling Stockholder at least two Business Days prior to the Closing Date, an amount equal to the Redemption Amount;

(2)    the Paired Interest Selling Stockholder shall convey, assign, transfer and deliver to the Company, free and clear of any Liens (other than any Liens under applicable securities Laws), the Transferred Class B Shares for no additional consideration; and

(3)    the Class A Selling Stockholders shall convey, assign, transfer and deliver to the Company, free and clear of any Liens (other than any Liens under applicable securities Laws), the Purchased Class A Shares, and the Company shall pay to the Class A Selling Stockholders, by wire transfer of immediately available funds to accounts designated in writing by the Class A Selling Stockholders at least two Business Days prior to the Closing Date, an amount equal to the Purchase Amount.

ARTICLE II

Representations and Warranties of the Selling Stockholders

Each of the Selling Stockholders severally, and not jointly, represents and warrants to the Company and Holdings, as of the date hereof and as of the Closing Date, as follows:

Section 2.1    Status.

(a)    Each of the Class A Selling Stockholders is an exempted limited partnership duly formed and validly existing under the laws of the Cayman Islands.

(b)    The Paired Interest Selling Stockholder is a limited liability company duly formed and validly existing under the laws of the State of Delaware.

Section 2.2    Authorization and Authority.

(a)    Each of the Selling Stockholders have all requisite exempted limited partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Selling Stockholders and the performance of the Selling Stockholders’ respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of the Selling Stockholders. Each of the Selling Stockholders has duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Stockholders, enforceable against each of the Selling Stockholders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b)    The execution and delivery of this Agreement by the Selling Stockholders and the performance of their respective obligations hereunder require no action by or in respect of, or filing with, any Governmental Authority other than any filings required to be made by the Selling Stockholders under applicable securities Laws following the Closing.

Section 2.3    Non-Contravention. The execution and delivery of this Agreement by the Selling Stockholders and the performance of their respective obligations hereunder do not and will not (a) conflict with or result in any violation or breach of any provision of their organizational documents, (b) assuming compliance with the matters referred to in Section 2.2(b), conflict with or result in any violation or breach of any provision of any applicable Law, (c) require any consent of or other action by any Person under any provision of any material agreement or other instrument to which any Selling Stockholder is a party or (d) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any mortgage, deed of trust, loan agreement or other agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the property or assets of any Selling Stockholder is subject.

Section 2.4    Title to Shares and Partnership Interests. Immediately prior to the Closing, (a) the Paired Interest Selling Stockholder will be the beneficial or record holder of the Selling Stockholder Partnership Interests with full dispositive power thereover, (b) the Paired Interest Selling Stockholder will be the beneficial or record holder of the Transferred Class B Shares with full dispositive power thereover and (c) the Class A Selling Stockholders will be the beneficial or record holder of the Purchased Class A Shares with full dispositive power thereover, and each of the Paired Interest Selling Stockholder and the Class A Selling Stockholders holds, and will hold, such Selling Stockholder Partnership Interests, Transferred Class B Shares and Purchased Class A Shares, as applicable, free and clear of all Liens, encumbrances, equities or claims; and, upon delivery of such Transferred Class B Shares and Purchased Class A Shares and payment therefor pursuant hereto, if applicable, assuming that the Company or Holdings have no notice of any adverse claims (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”)) to such Transferred Class B Shares and Purchased Class A Shares, the Company and Holdings, as applicable, will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Transferred Class B Shares and Purchased Class A Shares acquired by the Company and Holdings, as applicable, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company or Holdings.

Section 2.5    Litigation. There is no Litigation pending against, or, to the Knowledge of the Selling Stockholders, threatened against or affecting, the Selling Stockholders before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 2.6    Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of the Selling Stockholders or any of their Affiliates who might be entitled to any fee or commission from the Company, Holdings or any of their Affiliates upon consummation of the transactions contemplated hereby.

Section 2.7    Advisors. The Selling Stockholders have had the opportunity to discuss with their advisors the consequences of the transactions contemplated herein.

Section 2.8    Information and Risk. Each Selling Stockholder is familiar with the business and operations of the Company and Holdings and has requested, received, reviewed and considered all information as it deems relevant in connection with the transactions contemplated by this Agreement. Each Selling Stockholder has had an opportunity to discuss the Company’s and Holding’s business, management, prospects and financial affairs and also had an opportunity to ask questions that were answered to such Selling Stockholder’s satisfaction. Each Selling Stockholder further acknowledges that it has not relied on any advice or recommendation from the Company or Holdings in connection with the transactions contemplated by this Agreement.

Section 2.9    No Additional Representations. Except for the representations and warranties made by the Selling Stockholders in this Article II, neither the Selling Stockholders nor any other person makes any express or implied representation or warranty to the Company, Holdings or any of their Affiliates or representatives. In particular, without limiting the foregoing disclaimer, neither the Selling Stockholders nor any other person makes or has made any representation or warranty to the Company, Holdings or any of their Affiliates or representatives except for the representations and warranties made by the Selling Stockholders in this Article II.

ARTICLE III

Representations and Warranties of the Company and Holdings

The Company and Holdings severally, and not jointly, each represent and warrant to the Selling Stockholders, as of the date hereof and as of the Closing Date, as follows:

Section 3.1    Status.

(a)    The Company is a corporation duly formed and validly existing under the laws of the State of Delaware.

(b)    Holdings is a limited partnership duly formed and validly existing under the laws of the State of Delaware

Section 3.2    Authorization and Authority.

(a)    The Company and Holdings have all requisite corporate or limited partnership, as applicable, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and Holdings and the performance of the Company’s and Holdings’ respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of the Company and Holdings, subject to the satisfaction of the condition set forth in Section 4.2(c). The Company and Holdings each have duly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of each of the Company and Holdings, enforceable against each of the Company and Holdings in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity).

(b)    The execution and delivery of this Agreement by the Company and Holdings and the performance of their respective obligations hereunder require no action by or in respect of, or filing with, any Governmental Authority other than any filings required to be made by the Company or Holdings under applicable securities Laws following the Closing.

Section 3.3    Non-Contravention. The execution and delivery of this Agreement by the Company and Holdings and the performance of their respective obligations hereunder do not and will not (a) conflict with or result in any violation or breach of any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, the Second Amended and Restated Agreement of Limited Partnership of Holdings (as amended) or the Amended and Restated Certificate of Limited Partnership of Holdings, or the Company’s Related Person Transaction Policy, (b) assuming compliance with the matters referred to in Section 2.2(b), conflict with or result in any violation or breach of any provision of any applicable Law, (c) materially conflict with or result in any violation or breach of, or require any consent of or other action by any Person under, any provision of any material agreement or other instrument to which the Company or Holdings is a party or (d) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or Holdings is a party or by which the Company or Holdings is bound or to which any of the property or assets of the Company or Holdings is subject.

Section 3.4    Litigation. There is no Litigation pending against, or, to the Knowledge of the Company or Holdings, threatened against or affecting, the Company or Holdings before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 3.5    Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of the Company, Holdings or any of their Affiliates who might be entitled to any fee or commission from the Selling Stockholders or any of their Affiliates upon consummation of the transactions contemplated hereby.

Section 3.6    No Additional Representations. Except for the representations and warranties made by the Company and Holdings in this Article III, none of the Company, Holdings or any other Person makes any express or implied representation or warranty to the Selling Stockholders, or any of their Affiliates or representatives. In particular, without limiting the foregoing disclaimer, each of the Selling Stockholders hereby agrees and acknowledges that none of the Company, Holdings or any other Person makes or has made any representation or warranty to the Selling Stockholders, or any of their Affiliates or representatives, and none of the Selling Stockholders or any of their Affiliates or representatives has relied on any representations or warranties in connection with this Agreement and the transactions contemplated hereby, except for the representations and warranties made by the Company and Holdings in this Article III.

ARTICLE IV

Conditions Precedent

Section 4.1    Conditions to Obligations of the Company, Holdings and the Selling Stockholders. The obligations of the Company, Holdings and the Selling Stockholders to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions:

(a)    No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law or Governmental Authority.

(b)    Consummation of Offering. Consummation of the closing of either Offering Scenario A or Offering Scenario B by the Selling Stockholders.

Section 4.2    Conditions to Obligations of the Company and Holdings. The obligation of the Company and Holdings to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a)    Representations; Performance. The representations and warranties contained in Article II of this Agreement shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such time (provided that the representations and warranties contained in Section 3.1 shall be true and correct in all respects at and as of such times). The Selling Stockholders shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Selling Stockholders at or prior to the Closing.

(b)    Closing Certificate. Each of the Selling Stockholders shall have delivered to the Company and Holdings a certificate, dated as of the Closing Date and signed by an authorized person of such Selling Stockholder, certifying to the effect that the conditions set forth in Section 4.2(a) have been satisfied.

(c)    Solvency Opinion. A solvency opinion shall have been delivered to the Audit Committee and the Company, in its capacity as the general partner of Holdings, by a reputable and independent financial advisor to the effect that, immediately following the consummation of the transactions contemplated by this agreement, (A) the fair value of the assets of the Company and Holdings will exceed their respective liabilities, (B) the Company and Holdings will not have unreasonably small capital with which to engage in their respective businesses and (C) the Company and Holdings will be able to satisfy their expected liabilities as they become due in the foreseeable future.

(d)    No Material Adverse Effect. Since the date hereof, there shall not have occurred any Company Material Adverse Effect.

Section 4.3    Conditions to Obligations of the Selling Stockholders. The obligation of the Selling Stockholders to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

(a)    Representations; Performance. The representations and warranties contained in Article III of this Agreement shall be true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of such time. The Company and Holdings shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Company and Holdings at or prior to the Closing.

(b)    Closing Certificate. The Company and Holdings shall each have delivered to the Selling Stockholders a certificate, dated as of the Closing Date and signed by an executive officer of the Company and Holdings, certifying to the effect that the conditions set forth in Section 4.3(a) have been satisfied.

(c)    USRPHC Certificate. The Company shall have delivered to the Selling Stockholders a certificate meeting the requirements of Treasury Regulations Section 1.897-2(h) to the effect that the Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended.

ARTICLE V

Termination

Section 5.1    Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)    by the mutual written agreement of the Company and the Selling Stockholders; or

(b)    by either the Company, on the one hand, or the Selling Stockholders, on the other hand, by notice to the other, if (1) there shall be any Law that makes Closing or otherwise consummating the transactions contemplated hereby illegal or otherwise prohibited or (2) any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining the Company, Holdings, or the Selling Stockholders from Closing or otherwise consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall have become final and non-appealable.

In addition, this Agreement shall terminate automatically and be of no further force and effect, in the event that the commencement of either Offering Scenario A or Offering Scenario B has not been publicly announced within 3 Business Days after the date hereof.

Section 5.2    Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no effect without liability of any party (or any of its Affiliates or any of their respective directors, officers, employees, partners, shareholders, advisors, attorneys-in-fact, representatives or agents) to any other party hereto, provided that no such termination shall relieve any party of liability for a willful and material breach of this Agreement prior to such termination. The provisions of this Section 5.2 and Article VI and Article VII shall survive any termination hereof pursuant to Section 5.1.

ARTICLE VI

Definitions

Section 6.1    Certain Terms. The following terms have the respective meanings given to them below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person (provided that neither the Company, Holdings or their subsidiaries, on the one hand, nor the Selling Stockholders or any of their other affiliates, on the other hand, shall be deemed Affiliates of the other for purposes of this Agreement).

“Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“Company Material Adverse Effect” means a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization.

“Knowledge” of any Person that is not an individual means the knowledge of any officer, director, general partner or manager of such Person or, in the case of an individual, the knowledge of such individual, in each case after reasonable inquiry.

“Laws” means all laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Related Person Transaction Policy” means the Related Person Transaction Policy of the Company, dated July 23, 2021.

ARTICLE VII

Miscellaneous

Section 7.1    Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall terminate at the Closing.

Section 7.2    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

if to the Company or Holdings,

Core & Main, Inc.

1830 Craig Park Court

St. Louis, Missouri 63146

Attention: Mark Whittenburg, General Counsel & Secretary

E-mail: Mark.Whittenburg@coreandmain.com

if to the Selling Stockholders,

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention: Rima Simson

E-mail: RSimson@cdr-inc.com

or such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 7.3    Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 7.4    Expenses. All costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense.

Section 7.5    Governing Law, etc.

(a)    THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii)(A) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT, AND (B) THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, SERVICE OF PROCESS MAY ALSO BE MADE ON SUCH PARTY BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT SERVICE MADE PURSUANT TO (ii)(A) OR (B) ABOVE SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. The Company, Holdings and the Selling Stockholders hereby irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks jurisdiction, each other state court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement and in respect of the transactions contemplated hereby. Each of the Company, Holdings and the Selling Stockholders irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in the Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks jurisdiction, any other Delaware State court or federal court located in the State of Delaware), and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of the Company, Holdings and the Selling Stockholders hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of the Company, Holdings and the Selling Stockholders hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts so long as such action, suit or proceeding is brought in accordance with this Section 7.5. The Company, Holdings and the Selling Stockholders hereby consent to and grant any such court jurisdiction over such parties and over the subject matter of any such dispute brought in accordance with this Section 7.5 and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in this Section 7.5 or in Section 7.2 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b)    EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective heirs, successors and permitted assigns; provided that this Agreement shall not be assignable or otherwise transferable by either party without the prior written consent of the other party.

Section 7.7    Further Assurances. The Company, Holdings and the Selling Stockholders shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

Section 7.8    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 7.9    Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.10    Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other party. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.11    Specific Performance; Limitation on Liability. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CD&R WATERWORKS HOLDINGS, LLC

By:	CD&R Waterworks Holdings, L.P.,
its manager

By:	CD&R Waterworks Holdings GP, Ltd.,
its general partner

By:	/s/ Rima Simson
Name:	Rima Simson
Title:	Vice President, Treasurer and Secretary

CD&R FUND X ADVISOR WATERWORKS B, L.P.

By:	CD&R Waterworks Holdings GP, Ltd.,
its general partner

By:	/s/ Rima Simson
Name:	Rima Simson
Title:	Vice President, Treasurer and Secretary

CD&R FUND X WATERWORKS B1, L.P.

By:	CD&R Waterworks Holdings GP, Ltd.,
its general partner

By:	/s/ Rima Simson
Name:	Rima Simson
Title:	Vice President, Treasurer and Secretary

CD&R FUND X-A WATERWORKS B, L.P.

By:	CD&R Waterworks Holdings GP, Ltd.,
its general partner

By:	/s/ Rima Simson
Name:	Rima Simson
Title:	Vice President, Treasurer and Secretary

[Signature Page to Purchase and Redemption Agreement]

CORE & MAIN, INC.

By:	/s/ Stephen O. LeClair
Name:	Stephen O. LeClair
Title:	Chief Executive Officer

CORE & MAIN HOLDINGS, LP

By:	Core & Main, Inc.,
its general partner

By:	/s/ Stephen O. LeClair
Name:	Stephen O. LeClair
Title:	Chief Executive Officer

[Signature Page to Purchase and Redemption Agreement]